MORGAN STANLEY CHINA A SHARE FUND, INC. (CAF)

MORGAN STANLEY INDIA INVESTMENT FUND, INC. (IIF)

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 24, 2021

Your vote is needed today!

Dear Stockholder:

The Annual Meeting of Stockholders to be held on June 24, 2021, at 8:30 a.m. ET, is quickly approaching, and our records indicate that we have not yet received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

Voting now helps minimize additional costs to the funds, avoids additional mailings,

and eliminates phone calls to stockholders.

The Proxy Statement we sent you contains important information regarding the proposal that you and other stockholders are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card.

For your convenience, please utilize any of the following methods to submit your vote:

1. Vote Online.

Visit the website noted on the enclosed proxy voting card and follow the instructions.

2. Vote by Phone.

Call the toll-free number printed on the enclosed proxy voting card, and follow the automated instructions. Available 7 days a week, 24 hours a day.

3. Vote by Mail.

Mail your signed proxy voting card(s) in the postage-paid envelope included with your proxy materials.

Thank you for your prompt attention to this matter and your continued confidence in Morgan Stanley. If you have already voted, we appreciate your participation, and you may disregard this notice.